UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, MGM Resorts International (the “Company”), the other loan parties and lenders named therein and Bank of America, N.A. (the “Administrative Agent”), entered into a First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of April 25, 2016, among the Company, the lenders from time to time party thereto and the Administrative Agent (as amended, the “Credit Agreement”).

The Amendment increased and extended the revolving facility to provide for $1,500 million in borrowing capacity due 2023 and increased and extended the existing term loan A facility to $750 million due 2023. In addition, the revolving and term loan A facilities were repriced such that if total net leverage exceeds 4.25x the per annum rate would be LIBOR plus 2.25%; if total net leverage is greater than 3.50x but less than or equal to 4.25x the per annum rate would be LIBOR plus 2.00%; if total net leverage is greater than 2.75x but less than or equal to 3.50x the per annum rate would be LIBOR plus 1.75%; and if the total net leverage is less than or equal to 2.75x the per annum rate would be LIBOR plus 1.50%. Finally, the Amendment provided for certain other covenant modifications. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in the Company’s public disclosure.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment, dated as of December 21, 2018, to the Amended and Restated Credit Agreement, dated as of April 25, 2016 among the Company, the Administrative Agent and the other parties lenders thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Chief Corporate Counsel & Assistant Secretary